BY-LAWS

                                  OF

                  WILLIAMS INDUSTRIES, INCORPORATED


ARTICLE I.  OFFICES

     The principal office of the corporation in the Commonwealth of Virginia shall be located in the County of Fairfax. The corporation may have such other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the corporation may require from time to time.


ARTICLE II.  SHAREHOLDERS

     SECTION 1.  Annual Meeting.   The annual meeting of the
shareholders shall be held in the month of November at a date, hour and place to be fixed by the Board of Directors. The annual meeting shall be so held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, Vice
Chairman, President or by the Board of Directors.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of
Virginia unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the Commonwealth of Virginia.

     SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by facsimile transmission or by mail, by or at the direction of the Chairman, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

     SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

     SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. Voting of Shares. Subject to the provisions of
Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 12. Voting for Board of Directors. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

     SECTION 13. Shareholder Business. To be properly brought before a meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of
Directors or as required by applicable law or regulation, or (c) otherwise properly brought before an annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than sixty days prior to the date of the anniversary of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, with respect to such business, and the reasons for conducting such business at the meeting, (ii) the name and address of record of the shareholder proposing such business, (iii) the number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the chairman of the meeting may declare to the meeting that the business is out of order and not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.


ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not more than nine (9) nor fewer than three (3). Within such range, the Board of Directors shall fix the number of directors to stand for each annual election by resolution adopted more than twenty-one days before the date of the annual meeting. No person shall serve as a director if such nominee will reach the age of seventy five during his term of office. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors.
However,
any shareholder entitled to vote in elections of directors may nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than sixty days prior to the date of the anniversary of the immediately preceding annual meeting. Each notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements, understandings, or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and
Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the
Corporation if so elected. The chairman of the meeting may rule out of order and refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 3.  Regular Meetings.  A regular meeting of the
Board
of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Vice Chairman, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the
Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally, transmitted by facsimile or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when received. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. Quorum. A majority of the number of directors serving pursuant to Section 2 or Section 9 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

     SECTION 9. Vacancies. Any vacancy occurring in the Board of
Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of
Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


ARTICLE IV.  OFFICERS

     SECTION 1. Number. The Officers of this company shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers, agents, representatives and employees as shall from time to time be chosen and appointed by the Board of Directors, including but not limited to a Vice Chairman, Vice

President(s), Assistant Treasurer(s), and/or Assistant
Secretary(ies). The same person may hold more than one office if so appointed by the Board of Directors and allowed by applicable law.

     SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event that the office of Assistant to the Office in question is filled, the incumbent (or the senior incumbent in the event more than one assistant has been elected) shall in such event become the Acting Officer, subject to the direction of the Chairman, Vice Chairman, and President, until the next meeting of the Board of Directors.

     SECTION 5. Chairman. The Chairman shall perform all duties appropriate to that office and shall exercise general supervisory authority over the affairs of the corporation subject to the advice and direction of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors or shareholders. The Chairman may sign, together with the Secretary or any other proper official of the Company thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments, except in cases where the law requires such instruments to be otherwise signed or executed.

     SECTION 6. Vice Chairman. In the absence of the Chairman, the Vice Chairman shall preside at the meetings of the Directors or shareholders. The Vice Chairman shall perform such other duties as delegated by the Chairman or specified by the Board of Directors from time to time.

     SECTION 7. President. The President shall be the chief executive and operating officer of the corporation, and shall have general charge and control over the day-to-day affairs of the corporation, subject to the advice and direction of the Chairman, the Vice Chairman, and the Board of Directors, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President may sign contracts on behalf of the company, or other instruments which the Board of Directors has authorized to be executed, except in cases where the law requires such instruments to be otherwise signed or executed. In the event of the absence of the Chairman and either the absence or the vacancy of the office of Vice Chairman, the President shall preside at meetings of the Board of Directors and of the Shareholders.

     SECTION 8. Vice-President. In the absence of the President or in the event of his death, disability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 9. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of
Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the
Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article
V of these By-Laws; and c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 11.  Other Officers.  Such other Officers as the
Board of Directors may from time to time elect shall perform such duties as are normally incident to their office or designated by the Board of Directors.

     SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1.  Contracts.  The Board of Directors may
authorize
any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or the President and by the Secretary, or by such other officers authorized by law and by the
Board of Directors so to do, and sealed with the corporate seal.
All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


ARTICLE VII.  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of August and end on the 31st day of July in each succeeding year.


ARTICLE VIII.  DIVIDENDS

     The Board of Directors may from time to time declare, and the
Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


ARTICLE IX.  CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".


ARTICLE X. WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation of under the provisions of the Virginia Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


ARTICLE XI. AMENDMENTS

     These By-Laws may be altered, amended, or repealed and new
By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


ARTICLE XII.  EXECUTIVE COMMITTEE

     The Directors of the Corporation may hereafter establish an Executive Committee consisting of three members of the Board of Directors, who shall have all the authority of the Board of Directors when the Board of Directors is not in session, except the power to amend the Articles of Incorporation or to adopt a merger or consolidation. The Executive Committee shall report all of its actions to the Board of Directors. Meetings of the Executive Committee shall be called by the Secretary of the Corporation, from time to time, at the direction and upon the request of the President or any two members of the Executive Committee. Notice of such meetings shall in each instance be given each member of the Committee at his last known business address at least two days before the meeting, either orally or in writing, delivered personally or by mail, facsimile, telegraph or telephone. A regular meeting of the Executive Committee shall be held without other notice than this By-Law. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Executive Committee and for holding of additional regular meetings without other notice than such resolution.



ARTICLE XIII.  LIMITATION ON LIABILITY/INDEMNITY

     Each Director and Officer of the Corporation shall be subject to the limitations on liability and shall be indemnified by the Corporation to the full extent and in the manner permitted by
Section 13.1-692.2 and Sections 13.1-696 thru 13.1-704 of the Code of Virginia (1950), as amended. The remaining provisions of this
ARTICLE XIII shall be deemed to be, and shall be construed, in furtherance of the foregoing and not by way of limitation.
     No past or present Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages related to his or her having served as a Director or officer of the Corporation; provided, however, that the foregoing clause shall not apply to his or her liability for willful misconduct, knowing violation of a criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.
     The Corporation shall indemnify against any loss or liability, including without limitation court costs and attorney's fees, to the fullest extent permitted by law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a
Director or officer of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a Director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation; provided, however, that the foregoing indemnification shall not apply to willful misconduct or to a knowing violation of criminal law. The indemnification provided by this Paragraph shall apply to actions or proceedings brought by any party, including the Corporation or its shareholders. The Board of Directors shall have power to pay advances and reimbursements of expenses to any person seeking indemnification pursuant to this Article.
     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent, or is or was serving at the request of the Corporation as a
Director, officer, employee or agent of another enterprise, against any liability asserted against him or her or incurred by him or her in any such capacity.